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                                  Exhibit 16.1

Securities and Exchange Commission
Washington D.C.  20549

Dear Sir/Madam:

We have read Item 4 of Form 8-K of Score One, Inc. dated November 16, 2000, and agree with the statements made therein insofar as they relate to our firm.


/s/ BDO International
Hong Kong
November 20, 2000

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